UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 17, 2012

NANOPHASE TECHNOLOGIES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-22333	36-3687863
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1319 Marquette Drive, Romeoville, Illinois		60446
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (630) 771-6700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Definitive Material Agreement

On January 17, 2012, Nanophase Technologies Corporation (“NTC”) entered into a Mutual Cooperation Agreement (the “Agreement”) with C.I. Kasei Co., Ltd. and CIK NanoTek Corporation (collectively, “CIK”), which is scheduled to go into effect on April 1, 2013 upon the conclusion of the existing license agreement, dated as of December 30, 1997, as amended, and sublicense agreement, dated as of April 1, 2009 (together, the “License Agreements”) between NTC and CIK. Under the License Agreements, CIK currently pays NTC a royalty in exchange for an exclusive technology license and certain territorial benefits. The Agreement will permit CIK to produce, use and sell nanocrystalline materials on a non-exclusive, royalty-free basis and will permit both CIK and NTC to sell those materials without territorial restrictions. The Agreement will provide flexibility to both NTC and CIK to compete in the marketplace and further allow the companies to work together prospectively as and to the extent both parties deem mutually beneficial.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which is filed as Exhibit 10.1 hereto, is incorporated herein by reference and constitutes a part of this report.

Item 9.01. Financial Statements and Exhibits.

Exhibit 10.1	Mutual Cooperation Agreement dated January 17, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, at amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NANOPHASE TECHNOLOGIES CORPORATION
(Registrant)

January 20, 2012	/s/ FRANK CESARIO
(Date)	FRANK CESARIO
Chief Financial Officer

Exhibit Index

Exhibit 10.1	Mutual Cooperation Agreement dated January 17, 2012